March 15, 2001



Dear Shareholders:

      You  are  cordially   invited  to  attend  our  annual  meeting  of  the
shareholders of Highlands Bankshares, Inc. on Tuesday, April 10, 2001, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia.

      Enclosed in this mailing you will find formal notice of the meeting, a proxy and a Proxy Statement detailing the matters upon which the shareholders will act at the annual meeting. Our Company's Annual Report for 2000 is also enclosed.

      We urge you to complete, date and sign the proxy, and return it as soon as possible in the enclosed postage prepaid envelope, even if you intend to attend the meeting. You may revoke your proxy at any time prior to its exercise.

                                    Sincerely,



                                    John G. VanMeter
                                    Chairman of the Board

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

              To the Shareholders of Highlands Bankshares, Inc.


      The annual meeting of shareholders of Highlands Bankshares, Inc. will be held on Tuesday, April 10, 2001, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia, for the following purposes:

      1. Election of two Class A directors to serve until the annual meeting of shareholders in 2002.

      2. Election of three Class C directors to serve until the annual meeting of shareholders in 2004.

      3. Ratification of the appointment of S. B. Hoover and Company, L.L.P. as independent public accountants for 2001.

      4. Approval of an amendment to the Company's Bylaws increasing the size of the Board of Directors.

      5. Transaction of other business as may properly come before the meeting.

      Only shareholders of record at the close of business on March 1, 2001 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

      To assure that your shares are represented at the annual meeting, please complete, date and sign the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. You may revoke your proxy at any time prior to its exercise.

                                    By Order of the Board of Directors



                                    Clarence E. Porter
                                    Corporate Secretary

March 15, 2001

                          HIGHLANDS BANKSHARES INC.
                                 P.O. Box 929
                       Petersburg, West Virginia 26847
                                (304) 257-4111

                               PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders of Highlands
Bankshares, Inc. (Highlands or the Company) to be held Tuesday, April 10, 2001, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia, and at any adjournments thereof (Annual Meeting). The accompanying proxy is solicited by the Board of Directors of the Company (the Board). The principal executive offices of the Company are located at 3 North Main Street, Petersburg, West Virginia 26847. The approximate mailing date of the Proxy Statement and the accompanying proxy is March 15, 2001.

      The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may make solicitations of proxies by telephone, telegraph or by personal calls. Brokerage houses and nominees may be requested to forward the proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for their charges and expenses in this regard.

      All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof.

      The 2000 Annual Report to shareholders, including current financial statements, is being mailed to the Company's shareholders concurrently with this Proxy Statement but should not be considered proxy solicitation material.

      Interested shareholders may obtain without charge a copy of the Company's Form 10-K, as filed with the Securities and Exchange Commission, upon written request to Clarence E. Porter, Corporate Secretary, Highlands Bankshares, Inc., P.O. Box 929, Petersburg, West Virginia 26847.

                     OUTSTANDING SHARES AND VOTING RIGHTS

      Only shareholders of record at the close of business on March 1, 2001, will be entitled to vote at the Annual Meeting. As of such date, the Company had outstanding 501,898 shares of its common stock, $5 par value (Common Stock), each of which is entitled to one vote at the Annual Meeting. Cumulative voting rights are available for the election of directors, as further described in this Proxy Statement.

      Any number of shareholders holding together a majority of the stock outstanding, who are either present in person or represented by proxy at the Annual Meeting, shall constitute a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee (Broker Shares) which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

      If a quorum is established, directors will be elected by a plurality of the votes cast by shareholders in person or by proxy at the Annual Meeting. Ratification of the appointment of the independent public accountants and approval of the amendment to the Bylaws will be approved if the votes cast in favor exceed the votes cast opposing. Votes that are withheld and Broker Shares that are not voted will not be included in determining the number of votes cast.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

      The following table sets forth the name of, and number and percentage of shares of Common Stock held as of March 1, 2001 by, each of the Company's directors, the director nominees and the executive officers listed in the Summary Compensation Table set forth on page 7, and by all of the Company's directors, director nominees and executive officers as a group. To the best of the Company's knowledge, no person is the beneficial owner of more than 5% of the Company's common stock.

                                         Amount Beneficially     Percent of
Name of Owner                                   Owned               Class

Leslie A. Barr                                  2,440  1              *
Thomas B. McNeill, Sr.                          5,341  2            1.1%
George B. Moomau                                7,740  3            1.5%
Clarence E. Porter                                112  4              *
Courtney R. Tusing                                816  5              *
John G. VanMeter                               20,061  6            4.2%
Jack H. Walters                                 3,608  7              *
L. Keith Wolfe                                  2,860  8              *
Kathy G. Kimble                                 1,082  9              *
Alan L. Brill                                     332 10              *


All of the ten directors, director nominees
and executive officers of the Company,
as a group                                     44,392               8.8%

*     Denotes less than 1% of class

________________________

       1 Includes 940 shares owned directly and 1,500 shares owned jointly with his wife.

       2 Includes 3,072 shares owned directly, and 2,269 shares held by his wife over which he holds no voting or dispositive powers.

       3 Includes 100 shares held as Trustee of the George B. Moomau Trust, and 7,640 shares held as Trustee of the Lura B. Moomau Trust

       4 Includes 100 shares owned directly and 12 shares held by his wife over which he holds no voting or dispositive powers.

       5  Includes 816 shares owned directly.

       6 Includes 10,061 shares owned directly and 10,000 shares owned by his wife over which he holds no voting or dispositive powers.

       7 Includes 3,508 shares owned directly and 50 shares held as co-guardian for each of his two minor children.

       8 Includes 2,610 shares owned directly, 100 shares held jointly with each of his two minor children, and 50 shares held by his wife over which he holds no voting or dispositive powers.

       9 Includes 882 shares owned directly and 200 shares owned jointly with her husband.

      10. Includes 121 shares owned directly, 50 shares held as custodian for his minor child, and 161 shares owned jointly with his wife.


PROPOSAL ONE      ELECTION OF DIRECTORS

      The term of office for the current Class C directors expires at the Annual Meeting. The Board of Directors has nominated such directors, namely, Jack H. Walters, Leslie A. Barr and George B. Moomau for election, for a three year term, by the shareholders at the Annual Meeting. In addition, the Board of Directors has nominated Kathy G. Kimble and Alan L. Brill for election by the shareholders as additional Class A directors, to serve until the 2002 Annual Meeting.

      In the election of directors, the Company's shareholders shall have as many votes as the number of shares they own, multiplied by the number of directors to be elected. When voting by proxy or in person at the Annual Meeting, shareholders may do one of the following:

      1. A shareholder may vote FOR all of the director nominees. If the shareholder wishes to withhold authority as to certain nominees, however, he may do so by writing the name of the person or persons for whom he does not want to vote in a space provided on the proxy.

      2. A shareholder may WITHHOLD AUTHORITY to vote for all of the director nominees, in which case none of the nominees receives any of the shareholder's vote.

      3. A shareholder may CUMULATE all of his votes for one director nominee or distribute them among as many nominees as he chooses. For example, the election of five directors entitles a shareholder who owns 100 shares of stock to 500 votes. The shareholder may vote all 500 votes for one director nominee, or may allocate his votes among two or more of the nominees. Shareholders wishing to cumulate their vote on the enclosed proxy should direct that their votes be cumulated on behalf of the directors for whom they vote by writing the name of the director or directors in the space provided on the proxy and indicating the number of votes to be cast for each such director.

      It is the intention of the persons named as proxies in the accompanying form of proxy, unless instructed otherwise, to vote for the election of all of the nominees for director set forth below. If any nominee should become unavailable to serve, the proxy may be voted for the election of a substitute nominee designated by the Board. The Board has no reason to believe any of the nominees will be unable to serve if elected.

    The Board recommends election of each of the nominees set forth below.

                INFORMATION CONCERNING DIRECTORS AND NOMINEES

      The following information, including the principal occupation during the past five years, is given with respect to the five director nominees and the five directors continuing in office.

______________________________________________________________________________
Name and Position            Director       Principal Occupation
with the Company       Age    Since     During the Last Five Years

                              DIRECTOR NOMINEES
                              Class A Directors
           (to serve until the 2002 annual meeting of shareholders)

Kathy G. Kimble         55              Media Specialist for Grant County
                                        Schools since 1998; prior thereto,
                                        President of Kanor, Inc. d/b/a Ben
                                        Franklin store from 1981-1998;
                                        Owner/Operator of self storage from
                                        1995-2001.

Alan L. Brill           46              Executive Vice President & Chief
                                        Operating Officer of Capon Valley
                                        Bank since 1997; prior thereto,
                                        Senior Vice President of Operations
                                        from 1990-1996 and various other
                                        positions at Capon Valley Bank from
                                        1975-1995.

                              Class C Directors
           (to serve until the 2004 annual meeting of shareholders)

Jack H. Walters         53        7/87  Attorney at Law; Partner, Walters &
                                        Krauskopf

Leslie A. Barr          63        7/87  President and Chief Executive Officer
of President                            Capon Valley Bank since August 1985

George B. Moomau        80        5/85  Chairman of the Board of Grant County
                                        Bank since October 1988; prior
                                        thereto, President of The Grant
                                        County Bank

                        DIRECTORS CONTINUING IN OFFICE
                              Class A Directors
           (to serve until the 2002 annual meeting of shareholders)

John G. VanMeter        63        5/85  Attorney at Law; Partner, VanMeter &
Chairman of the Board                   VanMeter

Courtney R. Tusing      75        8/95  Retired; President and Chairman of
                                        the Board of First United National
                                        Bank & Trust and First United Corp.

                              Class B Directors
           (to serve until the 2003 annual meeting of shareholders)

Thomas B. McNeill, Sr.  74        4/97  Chairman of the Board of Capon Valley
                                        Bank since July 1995; Retired
                                        Insurance Agent

L. Keith Wolfe          74        5/85  Owner of Petersburg Motor Company

Clarence E. Porter      52        4/92  President and Chief Executive Officer
                                        of
Secretary/Treasurer                     Grant County Bank since August 1991;
                                        Vice President of Grant County Bank
                                        from August 1988 until August 1991

Board Meetings and Compensation

      The Board met 13 times during 2000. Each director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by the committee on which the director served. Directors received $300.00 for attending Board meetings, and $150.00 for attending committee meetings not held in conjunction with Board meetings. For 2000, the Company had a Compensation Committee which consisted of John G. VanMeter, Jack H. Walters, Courtney R. Tusing and L. Keith Wolfe, and which met once during 2000. The Compensation Committee reviews and recommends to the Board salaries for the executive officers of the subsidiary banks for the upcoming year. The Company did not have a standing audit or nominating committee for the year 2000, but has since established an audit committee for the current year.

Audit Committee Report

      During the current year the Company established a standing audit committee consisting solely of directors who meet the independence standard of the National Association of Securities Dealers (NASD). For the year ending December 31, 2000, the Board of Directors, a majority of whom satisfy the NASD independence standard, served as the Company's audit committee, providing oversight over the Company's accounting functions and internal controls.

      The Board reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2000, and discussed with S.B. Hoover & Company, L.L.P., the Company's independent auditors, the matters required to be discussed by Statement on Accounting Standards Number 61 (SAS 61).

      Upon receipt of the written report, disclosure, and the letter from S.B. Hoover & Company, L.L.P. required by Independence Standards Board (ISB) Statement Number 1, the Board met with S. B. Hoover, L.L.P. to review and discuss their report and to evaluate their independence.

                                          Board of Directors

                              Jack H. Walters         Courtney R. Tusing
                              Leslie A. Barr          Thomas B. McNeill, Sr.
                              George B. Moomau        L. Keith Wolfe
                              John G. VanMeter        Clarence E. Porter

Compliance with Section 16(a) of the Securities Exchange Act

      To the Company's knowledge, all statements of beneficial ownership required to be filed during 2000 were timely filed.


Certain Related Transactions

      Loans made by The Grant County Bank and Capon Valley Bank to directors, director nominees and their affiliates were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

                            EXECUTIVE COMPENSATION

      The Summary Compensation Table below sets forth the compensation of the Chief Executive Officer of The Grant County Bank and Capon Valley Bank, the Company's two wholly-owned bank subsidiaries, for the last three years. No other executive officers received cash compensation in excess of $100,000 in 2000.

                          Summary Compensation Table

                                                                      Other
Name and                                Annual Compensation
Compensation2
Principal Position                  Year   Salary ($)1 Bonus ($)       ($)


Clarence E. Porter                  2000   $120,975        $0       $43,465
   Secretary/Treasurer of Company;  1999    108,855         0        33,617
   President and Chief Executive    1998    100,151         0        20,852
   Officer of The Grant County Bank

Leslie A. Barr                      2000   $110,850        $0       $17,300
   President of Company;            1999    101,207         0        17,374
   President and Chief Executive    1998     96,550         0        15,192
   Officer of Capon Valley Bank
________________________

      1 Includes base salary and director fees. For the last fiscal year, Mr. Porter received a base salary of $100,000 from Grant County Bank, and Mr. Barr received $100,000 from Capon Valley Bank. Mr. Porter earned director fees of $3,650 from the Company and $10,450 from Grant County Bank; Mr. Barr earned director fees of $3,500 from the Company and $7,350 from Capon Valley Bank. Mr. Porter also received $1,400 for serving on Grant County Bank's Trust Committee.

      2 Includes contributions by Grant County Bank and Capon Valley Bank to their Profit Sharing 401(k) Plans on behalf of Messrs. Porter and Barr of $5,475 and $15,100, respectively, and the subsidiaries' contributions to the Company's Employee Stock Ownership Plan, of which $2,200 was allocated to each of Mr. Porter and Mr. Barr. Also includes, for Mr. Porter, Grant County Bank's contribution to its Defined Benefit Plan, and the dollar value of the economic benefit to Mr. Porter under Grant County Bank's split dollar life insurance arrangement.

PROPOSAL TWO              APPOINTMENT OF INDEPENDENT
                              PUBLIC ACCOUNTANTS

      S. B. Hoover and Company, L.L.P. of Harrisonburg, Virginia, were auditors for 2000 and are being recommended to the Company's shareholders for appointment as auditors for 2001. A representative of S. B. Hoover and Company is expected to attend the Annual Meeting with the opportunity to make a statement or to respond to appropriate questions from shareholders.

      The following sets forth certain information regarding fees paid by the Company to its independent accountants.

Audit Fees

      The Company's independent accountants, S. B. Hoover & Company, L.L.P., billed the Company $56,465 for professional services rendered for the audit of the Company's financial statements for 2000 and for the review of the Company's financial statements contained in the Company's Forms 10-Q's for 2000.

All Other Fees

      The Company's independent accountants billed the Company $16,960 in 2000 for all other services performed in 2000 in addition to the fees disclosed above, primarily including preparation of the Company's income tax returns, for services rendered in connection with a state sales tax audit and for services rendered in connection with the acquisition of an additional bank.

      The Company has considered whether the provision by S. B. Hoover and Company, L.L.P. of other non-audit services is compatible with maintaining such accounting firm's independence.

       The Board recommends that shareholders vote "FOR" Proposal Two.


PROPOSAL THREE           AMENDMENT TO THE BYLAWS TO
                       INCREASE THE NUMBER OF DIRECTORS

      As of January 1, 2001, Leslie A. Barr, formerly President and Chief Executive Officer of Capon Valley Bank, one of the Company's wholly-owned subsidiaries, assumed the position of Chief Executive Officer of the Company. Alan L. Brill has assumed the position of President and Chief Executive Officer of Capon Valley Bank.

      Consistent with prior practice, the Company's Board has nominated Mr. Brill to represent Capon Valley Bank as a director of the Company. Also consistent with prior practice, the Company's Board has nominated Kathy Kimble, a director of the Grant County Bank, to serve as a director on the Company's Board, in order to maintain equal representation of both banks on the Board of the holding company.

      The Company's current Bylaws provide for a Board of Directors consisting of not less than five nor more than eight directors, the exact number within such minimum and maximum to be fixed by the Board of Directors or the shareholders. The Board of Directors is recommending to the shareholders that the Company's Bylaws be amended to provide for a Board of Directors consisting of not less than ten nor more than fifteen directors, the exact number within such range to be fixed by the Board of Directors or the stockholders, in order to accommodate the election of Ms. Kimble and Mr. Brill, and to maintain flexibility to nominate additional qualified director nominees as they become known.

            The Board recommends that shareholders vote "FOR" Proposal Three.


                            SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the Company's 2002 Annual Meeting must be received by the Secretary of the Company, at its principal executive offices, 3 North Main Street, Petersburg, West Virginia 26847, for inclusion in its Proxy Statement relating to the meeting, by November 15, 2001.
                                    By Order of the Board of Directors

                                    Clarence E. Porter
                                    Corporate Secretary
March 15, 2001